Exhibit 23.1

Reef Global Energy Ventures

1901 N. Central Expressway

Suite 300

Richardson, Texas 75080

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated July 9, 2003, in the Prospectus Supplement to the Registration Statement (Form S-1 No. 333-93399) of Reef Global Energy Ventures for the Registration of 375 Units of Preformation Limited Partner Interests and 125 Units of Preformation Additional General Partner Interests.

/s/Ernst & Young LLP

Dallas, Texas

December 12, 2003